Exhibit 23.3

Consent of Ryder Scott Company, L.P.

As independent petroleum engineers, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our Firm’s review of the proved oil and gas reserve quantities of Apache Corporation as of December 31, 2020, and to all references of our Firm included in such Registration Statement.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

March 1, 2021

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